TERM NOTE

$23,750,000.00    Worcester, Massachusetts
May 19, 2016

FOR VALUE RECEIVED, the undersigned, IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the “Borrower”) hereby promises to pay to

BANK OF AMERICA, N.A.,

a national banking association organized and existing under the laws of the United States of America (the “Bank”), OR ORDER, at its office at 100 Federal Street, Boston, Massachusetts 02110, or such other place as the Bank may from time to time specify in writing, the principal sum of

TWENTY-THREE MILLION SEVEN HUNDRED FIFTY THOUSAND
AND 00/100 DOLLARS ($23,750,000.00)

with interest on the unpaid principal until paid at the rate and in the manner hereinafter provided in lawful money of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

This Term Note is issued in conjunction with an Amended and Restated Loan Agreement dated as of April 30, 2015, as amended by a First Amendment to Amended and Restated Loan Agreement dated as of even date herewith, both by and between the Borrower and the Bank (as may be further amended from time to time, collectively, the “Agreement”), all the terms and conditions of which are incorporated herein by reference. No reference to the Agreement or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Term Note as herein provided. An Event of Default under the Agreement shall also constitute an Event of Default hereunder. The occurrence of an Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each of the other obligations of the Borrower to the Bank. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. “$” or “dollars” denotes lawful currency of the United States of America.

Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Term Note computed on the basis of the actual number of days elapsed over a year of 365/366 days, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged. Installments of principal which are not paid when due under this Term Note shall continue to bear interest until paid.

The unpaid principal of this Term Note from time to time outstanding shall bear interest per annum (the “Note Rate”) at a fluctuating rate equal to one and twenty one-hundredths percent (1.20%) above the LIBOR Rate (Adjusted Periodically) (a “LIBOR Loan”). If the LIBOR Rate (Adjusted Periodically) becomes unavailable, then the Note Rate will be equal to the Prime Rate.

“Prime Rate” shall be that variable per annum rate of interest announced from time to time by the Bank as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the Note Rate resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind on the effective date of any change in the Prime Rate by the Bank.

The interest rate on each LIBOR Loan hereunder will be adjusted on the first day of each LIBOR Interest Period (each an “Adjustment Date”) and remain fixed until the next Adjustment Date. If the Adjustment Date in any particular month would otherwise fall on a day that is not a Banking Day then, at the Bank’s option, the Adjustment Date for that particular month will be the first Banking Day immediately following thereafter.

The “LIBOR Rate (Adjusted Periodically)” is a rate of interest equal to the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate which is approved by the Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined for each Adjustment Date at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Adjustment Date, for U.S. Dollar deposits (for delivery on the first day of such LIBOR Interest Period) with a term of one (1) month; as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. The “LIBOR Interest Period” must be fixed for a period of one (1) month. If at any time the LIBOR Rate (Adjusted Periodically) is less than zero, such rate shall be deemed to be zero for the purposes of this Term Note. No LIBOR Interest Period shall extend beyond the Maturity Date (defined below).

A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. The term “Banking Day” means, unless otherwise provided in this Term Note, a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank’s lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day, and such extension of time shall be included in computing interest and fees in connection with such payment. All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

The Borrower may prepay LIBOR Loans only upon at least three (3) Banking Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the LIBOR Interest Period. Each prepayment of an amount bearing interest at the then applicable interest rate, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A “prepayment” is a payment of an amount on a date other than an Adjustment Date.

Without limiting the foregoing, if the Borrower makes a prepayment of a LIBOR Loan hereunder, the Borrower shall pay to the Bank a “yield maintenance fee” in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Adjustment Date as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Adjustment Date as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Adjustment Date as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank in respect of a prepayment. If by reason of an Event of Default, the Bank elects to declare this Term Note immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had availed itself of a voluntary prepayment.

The Borrower shall pay interest monthly on the last day of each LIBOR Interest Period until payment in full of any principal outstanding under this Agreement. The Borrower shall repay the principal amount outstanding in equal quarterly installments of Two Hundred Ninety-Six Thousand Eight Hundred Seventy-Five and 00/100 Dollars ($296,875.00) each, commencing on August 19, 2016 and on the same day of each November, February, May and August thereafter, and ending on the Maturity Date hereinafter defined. All principal, interest and other indebtedness evidenced by this Term Note and due hereunder, if not sooner paid, shall be due and payable on May 19, 2023 (the “Maturity Date”).

If the entire amount of any required principal and/or interest is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Bank a late fee equal to four percent (4%) of the required payment. Such late charge payments are made for the purpose of compensating the Bank for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any payment otherwise due and payable and shall not constitute a waiver by the Bank to insist upon the strict performance of any of the Borrower’s covenants or agreements with, or obligations to, the Bank or to declare any event of default for any payment not made when it was due and payable.

All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank shall determine in its sole discretion.

Upon the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Term Note), or after the Maturity Date or after judgment has been rendered on this Term Note or any other Obligations under the Agreement, the Borrower’s right to select pricing options shall cease and the unpaid principal of this Term Note, including interest, fees or costs which are not paid when due, will, at the option of the Bank, bear interest at a rate which is four percent (4%) per annum greater than the rate of interest which would otherwise be applicable hereunder (the

“Default Rate”). This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

At its option, and at any time, whether immediately or otherwise, upon the occurrence of an Event of Default, the Bank may declare this Term Note immediately due and payable without further action of any kind including notice, further demand or presentment.

The Borrower hereby authorizes the Bank, without liability on the Bank’s part, to debit from time to time from the Automatic Payments Deposit Account the Automatic Payments. If the funds in the Automatic Payments Deposit Account are insufficient to cover any payment, the Bank shall not be obligated to advance funds to cover the payment. At any time for any reason, the Bank may voluntarily terminate Automatic Payments. The Bank shall provide the Borrower timely notice of any debit made from the Automatic Payments Deposit Account or termination of Automatic Payments.

Upon and after the occurrence of an Event of Default, (A) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms of the Agreement, to set off against, and to appropriate and apply to the payment of, the Borrower's Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (B) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Term Note, the Agreement and all agreements, instruments and documents related to this Term Note. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

The Borrower and each endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Term Note, severally, agrees, by making or endorsing this Term Note or by making any agreement to pay any of the indebtedness evidenced by this Term Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Term Note, and consents without notice or further assent: (a) to the substitution, exchange, or release of any collateral securing this Term Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security of this Term Note, (c) to the modification or amendment at any time, and from time to time, of this Term Note, the Agreement and any instrument securing this Term Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Term Note or for the performance of the agreements, covenants and conditions contained in this Term Note, the Agreement or any instrument securing this Term Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

This Term Note shall be governed by, and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Term Note or any of the other Loan Documents may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

THE BORROWER (AND THE BANK BY ACCEPTANCE OF THIS TERM NOTE) HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TERM NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT HAVE BEEN INDUCED TO ENTER INTO THIS TERM NOTE AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (C) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

This Term Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Term Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Term Note, and no party is relying on any promise, agreement or understanding not set forth in this Term Note. This Term Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

The Bank may at any time pledge or assign all or any portion of its rights under this Term Note or the Agreement (including any portion of this Term Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under the Note, the Agreement or any loan documents related thereto.

Upon receipt of (i) an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Term Note or any other loan document which is not of public record, and (ii) an indemnity by the Bank in favor of the Borrower with respect to losses, claims or damages resulting therefrom, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Term Note or other loan document, the Borrower will issue, in lieu thereof, a replacement Term Note or other loan document in the same principal amount thereof and otherwise of like tenor.

THIS SPACE INTENTIONALLY LEFT BLANK;
SIGNATURE APPEARS ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION

/s/ Brenda J. Cullen	By: /s/ Timothy P.V. Mammen
Witness	Name: Timothy P.V. Mammen
Title: Senior Vice President and Chief Financial Officer